SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                               Amendment No. 2 to

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 5, 2007
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                       ATEL Cash Distribution Fund V, L.P.
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             (Exact name of registrant as specified in its charter)


        California                  000-23842                     94-3165807
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(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)


     600 California Street, 6th Floor, San Francisco, California 94108-2733
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              (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (415) 989-8800
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                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 4.01      Changes in Registrant's Certifying Accountant

The Registrant's Current Report on Form 8-K dated February 5, 2007 is amended to add the following disclosure. Except to the extent amended by the updated information included below, the Report, as previously amended, remains unchanged.

As previously reported, on February 5, 2007, the Registrant dismissed Ernst & Young LLP ("E&Y") as its principal independent accountants for its fiscal year ended December 31, 2006 and beyond. E&Y continues to be engaged by the Registrant to perform tax services. As of February 5, 2007, the Registrant had not yet completed and filed its financial statements with a report of its independent accountants for its fiscal year ended December 31, 2005, and E&Y remained the Registrant's principal independent accountant for the periods through December 31, 2005. As of June 18, 2007, the Registrant had completed and filed its financial statements with a report of its independent accountants with its Annual Report on Form 10-KSB for its fiscal year ended December 31, 2005. E&Y's audit services have therefore been completed as of June 18, 2007, and E&Y is no longer principal independent accountant for the Registrant. As previously reported, the Registrant has engaged a new principal independent accounting firm for the year ended December 31, 2006 and beyond.

The decision to change the Registrant's principal independent accountants was recommended and approved by the board of directors of ATEL Leasing Corporation ("ALC"), the managing member of ATEL Financial Services, LLC ("AFS"), the Registrant's manager. The Registrant does not have a separate audit committee, and the board of directors of ALC (the "Board") therefore acts as the Registrant's audit committee.

E&Y's reports on the Registrant's financial statements for the years ended December 31, 2004, and December 31, 2005, the Registrant's two most recent fiscal years for which an independent accountant's report has been issued on its financial statements, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's fiscal years ended December 31, 2005 and 2006, and the subsequent interim period through June 18, 2007, the date of E&Y's final termination as principal independent accountant for the Registrant, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for that period, nor, except as set forth in the following paragraph, have there been any "reportable events" as defined under Item 304(a)(1)(v) of Regulation S-K during such period.

As discussed in Item 8A of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2005, the Registrant determined that its disclosure controls and procedures over the a) application of generally accepted accounting principles for leasing transactions (specifically, timely identification and


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recording of impairment in leased assets,  accumulating and  capitalizing  costs for initiating leases, and properly amortizing costs associated with the initiation of a lease); b) allocation of costs incurred by the General Partner
on  behalf  of  the  Registrant;   c)  process  of  identifying  and  estimating
liabilities in the correct period; and d) financial statement close process, including evaluating the relative significance of misstatements and preparation
of  financial  statements  and  related  disclosures,   were  determined  to  be
ineffective  and  constitute   material  weaknesses  in  internal  control  over
financial reporting. E&Y discussed these matters with the Board, and the Registrant has authorized E&Y to respond fully to the inquiries of its successor as the Registrant's principal independent accountant concerning the subject matter of each such material weakness.

As discussed in Item 8A of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2005, AFS, the Registrant's Manager, has taken and is continuing to take steps that have resolved or will remediate the weaknesses in its internal controls referred to in the foregoing paragraph.

ITEM 9.01      Financial Statements and Exhibits

(d)      Exhibits

         (16) Letter regarding changes in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   June 25, 2007

                    ATEL Cash Distribution Fund V, L.P.

                           By:   ATEL Financial Services, LLC,
                                 a California limited liability company,
                                 General Partner

                                 By:    ATEL Leasing Corporation, Manager


                                        By:  /s/ SAMUEL SCHUSSLER
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                                             Samuel Schussler, Chief Accounting
                                             Officer